Exhibit 10.4

2014 STOCK PLAN

EXERCISE NOTICE AND AGREEMENT

AveXis, Inc.

[Address]

ATTN:  President & CEO

1.                                      Exercise of Option.  Effective as of today,          , 20  , the undersigned (“Optionee”) hereby elects to exercise Optionee’s Option to purchase           shares of Common Stock (the “Option Shares”) of AveXis, Inc., a Delaware corporation formerly known as BioLife Cell Bank, Inc. (the “Company”) under and pursuant to the 2014 Stock Plan (the “Plan”) and that certain Stock Incentive Award Agreement dated as of              , 20   between the Company and the Optionee (the “Award Agreement”).  All capitalized terms in this Exercise Notice and Agreement (this “Exercise Notice”) shall have the meaning assigned to them in the Award Agreement.

2.                                      Delivery of Payment.  Optionee herewith delivers to the Company the full purchase price of the Option Shares, as set forth in the Award Agreement.

3.                                      Representations of Optionee.  Optionee acknowledges that Optionee has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.

4.                                      Rights as a Stockholder.  Until the issuance of the Option Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, if any), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Option Shares, notwithstanding the exercise of the Option.  The Option Shares shall be issued to the Optionee as soon as practicable after the Option is exercised.  No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in the Plan.

5.                                      Tax Consultation.  Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Option Shares.  Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Option Shares and that Optionee is not relying on the Company for any tax advice.

6.                                      Investment Representations.  In connection with the purchase of the Option Shares, the undersigned Optionee represents to the Company the following:

(a)                                 Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Option Shares.  Optionee is acquiring the Option Shares for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b)                                 Optionee acknowledges and understands that the Option Shares constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein.  In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee’s representation was predicated solely upon a present intention to hold the Option Shares for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Option Shares, or for a period of one year or any other fixed period in the future.  Optionee further understands that the Option Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Optionee further acknowledges and understands that the Company is under no obligation to register the Option Shares.  Optionee understands that any certificate evidencing the Option Shares will be imprinted with a legend which prohibits the transfer of the Option Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws.

(c)                                  Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of restricted securities acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.  Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act.  In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Option Shares exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Option Shares being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Option Shares may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than six months after the later of the date the Option Shares were sold by the Company or the date the Option Shares were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Option Shares by an affiliate, or by a non-affiliate who subsequently holds the Option Shares less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

(d)                                 Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act,

compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.  Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

7.                                      Restrictive Legends and Stop-Transfer Orders.

(a)                                 Legends.  Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Option Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND REGISTERED UNDER THE ACT OR, IN THE OPINION OF LEGAL COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THERWITH.

(b)                                 Stop-Transfer Notices.  Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate stop transfer instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)                                  Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Option Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Option Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Option Shares shall have been so transferred.

8.                                      Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

9.                                      Interpretation.  Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Committee.  The resolution of such a dispute by the Committee shall be final and binding on all parties.

Submitted by:	Accepted by:

AVEXIS, INC.
Printed Name

By:
Signature	Name:
Title: